U.S. Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 8, 2004

STARTEK, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	1-12793	84-1370538

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Garfield Street, Denver, Colorado 80206

(Address of principal executive offices; zip code)

(303) 399-2400

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

     The Board of Directors of the Company has implemented a policy requiring that the Company’s executive officers execute confidentiality and non-compete agreements with the Company, in exchange for the Company’s guarantee of 25% of each executive’s incentive compensation payments for the year ending December 31, 2004, and the Company’s commitment to pay severance following termination of the executive’s employment for up to one year. The form of Executive Confidentiality and Non-Competition Agreement to be executed by each of the Company’s executive officers not already party to a non-compete agreement with the Company is attached as Exhibit 10.1 to this Current Report on Form 8-K.

     On September 8, 2004, Eugene L. McKenzie, Jr., Executive Vice President, Chief Financial Officer, Secretary and Treasurer of the Company, executed an agreement in substantially the form attached as Exhibit 10.1, with an effective date of June 1, 2004. Lawrence Zingale, Executive Vice President and Chief Operating Officer of the Company, is also party to an agreement in substantially this form.

     The Company’s form of Executive Confidentiality and Non-Competition Agreement restricts the applicable executive’s ability to engage in businesses similar to the Company’s business in certain defined territory for one year after executive’s service with the Company terminates. The Company agrees to pay severance to the executive for a guaranteed period defined in the Agreement, and up to one year in the event the executive does not secure employment, prior to the end of the one year period, with a business that does not compete with the Company.

     The Agreement also provides that the executive will keep confidential all Confidential Information, as defined in the Agreement, and restricts the executive’s use of such Confidential Information. The executive also agrees not to solicit business from the Company’s customers for a period of four years following the executive’s termination of service with the Company, and agrees not to hire employees of the Company for two years following such termination of service. Under the terms of the Agreement, the Company owns certain intangible assets generated by the executive and in the scope of his employment with the Company, and the executive assigns all rights to intellectual property developed by the executive in the course of the executive’s employment with the Company.

ITEM 9.01 Financial Statements and Exhibits

     (c) Exhibits

Exhibit No.	Description
10.1	Form of Executive Confidentiality and Non-Competition Agreement

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STARTEK, INC.
Date: September 13, 2004	By:	/s/ Eugene L. McKenzie, Jr.
Eugene L. McKenzie, Jr.
Executive Vice President, Chief Financial Officer, Secretary, and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Executive Confidentiality and Non-Competition Agreement